Exhibit 10.12.2

SECOND AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”), is made and entered into as of September 12, 2024, by and between by and between DPIF2 WA 6 OXBOW, LLC, a Delaware limited liability company (“Seller”) and EXETER PROPERTY GROUP, LLC, a Delaware limited liability company (“Buyer”), with respect to the following facts:

RECITALS

A.            Seller and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions with an Effective Date of July 31, 2024, as amended by First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated September 12, 2024 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell and Buyer agreed to purchase Seller’s leasehold interest in that certain property commonly known as 2871 S. 102nd Street, Tukwila, Washington, on the terms and conditions set forth therein.

B.            Buyer and Seller each desire to amend the Original Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual agreements herein set forth, and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby agree to amend the Original Agreement as follows:

1.            Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement. From and after the date hereof, all references contained in the Original Agreement to “this Agreement” shall mean and refer to the Original Agreement, as amended by this Amendment. The “Agreement,” hereinafter, shall mean the Original Agreement, as amended by this Amendment.

2.            Closing Date. Article I of the Original Agreement is hereby revised to reflect that the “Closing Date” shall be September 20, 2024.

3.            Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Signature pages may be detached from separate counterparts and combined into a single counterpart. Further, each party hereto may rely upon an electronically mailed signature of a counterpart of this Amendment or detached signature page therefrom that has been executed by any other party hereto as if the same were the executed original thereof, and the other party shall be bound thereby.

4.            Incorporation. Except as expressly modified by this Amendment, the Original Agreement remains unmodified and in full force and effect. This Amendment shall form a part of the Original Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

SELLER:

DPIF2 WA 6 OXBOW, LLC,
a Delaware limited liability company

By:	/s/ Doug Lanning
Name:	C. Douglas Lanning
Its:	Chief Financial Officer

BUYER:

EXETER PROPERTY GROUP, LLC,
a Delaware limited liability company

By:	/s/ J. Peter Lloyd
Name:	J. Peter Lloyd
Its:	Vice President